Exhibit 5.1

SILICON VALLEY ANN ARBOR BEIJING BOSTON LOS ANGELES NEW YORK SAN DIEGO SAN FRANCISCO SINGAPORE

January 29, 2021

MediciNova, Inc.

4275 Executive Square, Suite 300

La Jolla, California 92037

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to MediciNova, Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission on January 29, 2021 of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration of up to an aggregate of 3,656,307 shares of common stock, par value $0.001 per share (the “Shares”). The Shares are to be sold by certain selling stockholders of the Company in the manner contemplated by the prospectus contained in the Registration Statement.

In connection with this opinion, we have examined and relied upon the Registration Statement and the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. With your consent, we have relied upon certificates and other assurances of officers of the Company as to factual matters without having independently verified such factual matters. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies thereof. We also have assumed that the Company will not in the future issue or otherwise make unavailable so many shares of common stock that there are insufficient authorized and unissued shares of common stock remaining and available for issuance of the Shares.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the issue of the Shares. Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion herein is expressed solely with respect to the federal laws of the United States and the General Corporation Law of the State of Delaware and the laws of the State of California (as it relates to the Shares). Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.

Subject to the foregoing and the other matters set forth herein, we are of the opinion that the Shares have been duly authorized for issuance and are validly issued, fully paid, and non-assessable.

We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and further consent to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement, and in any amendment or supplement thereto.

Very truly yours,

/s/ Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

GUNDERSON DETTMER STOUGH VILLENEUVE FRANKLIN & HACHIGIAN, LLP

GUNDERSON    DETTMER    STOUGH    VILLENEUVE    FRANKLIN     &    HACHIGIAN, LLP

3570 CARMEL MOUNTAIN ROAD, SUITE 200, SAN DIEGO, CA 92130 / PHONE: 858.436.8000 / FAX: 877.881.9192